Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference herein of our report dated June 26, 2009, on our audit of the financial statements of the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries as of December 31, 2008 and 2007, and for the year ended December 31, 2008, which is included in the Annual Report on Form 11-K.

/s/ BKD, LLP

February 24, 2010

Tulsa, Oklahoma